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                                                                   EXHIBIT 99.1

               Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

   In connection with the Annual Report of Transcontinental Realty Investors, Inc. (the "Company"), on Form 10-K for the year ended December 31, 2002, as filed with Securities Exchange Commission on the date hereof (the "Report"), I, Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer, Principal Financial and Accounting Officer and Acting Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

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Dated: March 31, 2003                                                        By:      /s/  RONALD E. KIMBROUGH
                                                                                 ----------------------------------
                                                                                        Ronald E. Kimbrough
                                                                                    Executive Vice President and
                                                                                      Chief Financial Officer
                                                                                      (Principal Financial and
                                                                                         Accounting Officer
                                                                                   and Acting Principal Executive
                                                                                              Officer)
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